Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”), dated January 23, 2021 is made by and among ALJ Regional Holdings, Inc., a Delaware corporation (the “Seller”), Superior Interior Finishes, LLC, a Nevada limited liability company (the “Purchaser”), and solely with respect to Section 4.2, Floors-N-More, LLC, a Nevada limited liability company (the “Company”).

W I T N E S S E T H

WHEREAS, as set forth in this Agreement, the Seller desires to sell, assign and transfer to the Purchaser, and the Purchaser desires to purchase and accept, all of Seller’s right, title and interest in and to 100% of the membership interests (the “Units”) in the Company (the “Sale Transaction”).

NOW, THEREFORE, subject to the conditions herein, in consideration of the premises and the mutual representations, warranties, covenants, agreements and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article I
PURCHASE AND SALE

Section 1.1Purchase and Sale.

(a)On the terms and subject to the conditions set forth herein, on the Closing Date (as defined below) Seller hereby agrees to sell, assign and transfer to Purchaser the Units, and the Purchaser hereby agrees to purchase and accept from the Seller, the Units for total consideration in an amount equal to $500,000.00 (the “Purchase Price”).  The Purchase Price shall be paid on the Closing Date as follows:

(i)Immediately following the execution of that certain term sheet summarizing the principal terms of the Sale Transaction by the Seller and the Purchaser and as a condition precedent to the formation of this Agreement, Purchaser shall have deposited in an account mutually acceptable to the parties the sum of $500,000.00 (the “Earnest Money Deposit”). Except as otherwise set forth in Section 4.5 herein, the Earnest Money Deposit shall be deemed non-refundable. On the Closing Date, the Earnest Money Deposit shall be applied against the Purchase Price and constitute payment in full.

(ii)  In the event that Purchaser fails to close the Sale Transaction within the Outside Date (as defined below), Seller shall be entitled to retain the Earnest Money Deposit as liquidated damages as more fully provided in Section 4.5 herein.

(b)Seller shall be entitled to all cash on hand of the Company as of the Closing Date (net of issued but uncleared checks and drafts) and shall have the right at any time on or prior to the Closing Date to transfer all such cash by wire transfer to the account or accounts designated by Seller (any such transfers, a “Cash Transfer”).

Section 1.2Covenants of the Parties.  During the period from the date of this Agreement to the Closing Date, the Seller shall (i) continue to operate the Company in the ordinary course of business consistent with historical operations and (ii) use commercially reasonable efforts to maintain the employees, customers and vendors of the Company; provided, that nothing set forth herein shall prevent any Cash Transfers by Seller as contemplated in Section 1.1(b). Further, Seller agrees to consider all inter-company obligations between the Seller and the Company as paid as of the Closing Date as a result of the consummation of the Sale Transaction.

Section 1.3Closing.  The closing (the “Closing”) of the Sale Transaction shall be held remotely via the exchange of signatures or in such other manner as the parties may mutually agree as practicable after the Closing Conditions (as defined below) are satisfied (the “Closing Date”) but in no event later than thirty (30) calendar days after the full and final execution of this Agreement by the parties (or if such date is not a business day, the immediately following business day, in each case, the “Outside Date”). The Sale Transaction shall be effective as of 12:01 AM (Pacific Time) on the Closing Date. In the event the Sale Transaction is not consummated prior to 11:59 PM (Pacific Time) on the Outside Date, then Seller and Purchaser shall each have the right as set forth in Section 4.5 herein.

Section 1.4Closing Conditions.  The parties’ obligations to consummate the Sale Transaction shall be subject to and conditioned upon (the “Closing Conditions”) on the following:

(a)The Seller shall deliver or cause to be delivered to the Purchaser:

(i)An assignment and assumption (the “Assignment and Assumption Agreement”) of the Units sufficient to transfer to Purchaser good and valid title in the Seller’s Units free and clear of any lien, pledge, charge, claim, encumbrance, security interest, option, mortgage, easement, or other restriction or third-party right of any kind, including any right of first refusal or restriction on voting (each a “Lien”), substantially in the form of Exhibit A attached hereto, duly executed by the Seller;

(ii)executed copies of the consent of Cerberus Business Finance, LLC with respect to the Sale Transaction;

(iii)a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Seller certifying as to (A) the resolutions of the board of directors (or duly authorized committee thereof) of Seller, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the Sale Transaction, and (B) the names and signatures of the officers of Seller authorized to sign this Agreement and the documents to be delivered hereunder; and

(iv)a certificate of an authorized officer of Seller certifying that the representations and warranties of the Seller contained in Article II herein shall be true and correct on and as of the Closing Date.

(b)The Purchaser shall deliver or cause to be delivered to the Seller:

(i)the Purchase Price in cash in immediately available funds (provided, that the Earnest Money Deposit shall be applied against the Purchase Price on the Closing Date);

(ii)executed counterparts of the Assignment and Assumption Agreement;

(iii)copies of such notices to or consents from, as applicable, the Nevada State Contractors Board with respect to the Sale Transaction reasonably acceptable to Seller in its sole discretion;

(iv)an executed copy of a loan commitment letter issued to the Purchaser for a line of credit with respect to the operations of the Company following the Sale Transaction;

(v)a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Purchaser certifying as to (A) the resolutions of the sole member of Purchaser, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the Sale Transaction, and (B) the names and signatures of the officers of Purchaser authorized to sign this Agreement and the documents to be delivered hereunder; and

(vi)a certificate of an authorized officer of Purchaser certifying that the representations and warranties of the Purchaser contained in Article III herein shall be true and correct on and as of the Closing Date.

Article II
REPRESENTATIONS AND WARRANTIES OF THE SELLER

Seller represents and warrants to the Purchaser that the following statements in this Article II are true and correct as of the date hereof and on the Closing Date:

Section 2.1Organization and Qualification.  The Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

Section 2.2Authorization and Enforceability.  The Seller has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by the Seller of this Agreement has been duly and validly authorized and no additional corporate consent by the Seller is required in connection with the execution, delivery and performance by the Seller of this Agreement. This Agreement (assuming due authorization, execution and delivery by the Purchaser) constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

Section 2.3Ownership.  The Seller owns beneficially and of record the Units.  The Purchaser will acquire good and marketable title to the Units, free and clear of all Liens.

Article III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller that the following statements in this Article III are true and correct as of the date hereof and on the Closing Date:

Section 3.1Organization and Qualification.  The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

Section 3.2Authorization.  The Purchaser has full limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by the Purchaser of this Agreement has been duly and validly authorized and no additional limited liability company or member consent by the Purchaser is required in connection with the execution, delivery and performance by the Purchaser of this Agreement. This Agreement (assuming due authorization, execution and delivery by the Seller) constitutes the legal, valid and binding obligation of the Purchaser, enforceable against Purchaser in accordance with its terms.

Section 3.3 Accredited Investor.  Purchaser (a) is an “accredited investor” as such term is defined in Rule 501 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder and is able to bear the economic risk associated with the purchase of the Units, (b) is a sophisticated entity with respect to the sale of the Units, (c) has adequate information concerning the business and financial condition of the Company and the value of the Units to make an informed decision regarding the sale of the Units, (d) has independently and without reliance upon Seller, and based on such information as Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Purchaser has relied upon Seller’s express representations, warranties, covenants and agreements in this Agreement, (e) acknowledges that Seller has not given Purchaser any investment advice, credit information or opinion on whether the sale of the Units is prudent, (f) acknowledges, represents and warrants that (i) Seller currently may have, and later may come into possession of, information with respect to the Units and/or the Company that is not known to Purchaser and that may be material to a decision to purchase the Units (“Purchaser Excluded Information”), (ii) Purchaser has determined to purchase the Units notwithstanding its lack of knowledge of the Purchaser Excluded Information and (iii) Seller shall have no liability to Purchaser or any other person or entity, and Purchaser waives and releases any claims that it might have against Seller or any affiliate of Seller, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Purchaser Excluded Information in connection with the transaction described herein; provided, however, that the Purchaser Excluded Information shall not and does not affect the truth or accuracy of Seller’s representations or warranties in this Agreement.

Section 3.4Adequate Funds.  The Purchaser has or will have sufficient funds or other sources of working capital available as of the Closing Date to operate the Company in its ordinary course of business following the consummation of the Sale Transaction. Notwithstanding anything to the contrary set forth herein, the Purchaser acknowledges that availability of funding and financing is not a condition to Purchaser’s obligation to consummate the Sale Transaction.

Article IV
ADDITIONAL MATTERS

Section 4.1Disclaimer of Warranties. Notwithstanding anything contained in this Agreement, it is the explicit intent of the parties that Seller is not making any representations or warranties whatsoever, express or implied, beyond those expressly given in Article II of this Agreement, and Seller hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Purchaser or its Representatives (as defined below) (including any opinion, information, projection, or advice that may have been provided to Purchaser by any Representative of Seller). Except for the representations and warranties contained in Article II,

Purchaser takes the Units and the business, assets and liabilities of the Company “as is” and “where is” with all faults as of the Closing Date. Without limiting the generality of the immediately foregoing sentence, except for the representations and warranties contained in Article II, the Seller hereby expressly disclaims and negates and representation or warranty, expressed or implied, at common law, by statute, or otherwise, relating to the condition of the business, assets or liabilities of the Company.

Section 4.2Releases.

(a)Release by Purchaser Releasing Parties of Seller Released Parties.  Effective upon the Closing Date, the Purchaser, its affiliates, successors and assigns (collectively, the “Purchaser Releasing Parties”) hereby fully, finally, absolutely, unconditionally and irrevocably exculpate, exonerate, release and forever discharge the Seller and its affiliates, successors, assigns, respective current or former, direct or indirect, parent entities, divisions, subsidiaries, related business entities, members, managers, managing members, partners, general partners, limited partners, directors, managing directors, officers, control persons, stockholders, equityholders, employees, agents, attorneys, administrators, heirs, executors, trustees, beneficiaries, representatives, insurers, lenders, attorneys, legal representatives, consultants, contractors, successors and assigns (each a “Representative” and collectively, “Representatives”) and any Representative of any such Representative (collectively, the “Seller Released Parties”) from any and all claims (including derivative claims), counterclaims, actions, causes of action, suits, arbitrations, proceedings, losses, debts, liabilities, obligations, sums of money, compensation, accounts, covenants, contracts, controversies, agreements, promises, damages, costs, fees, attorneys' fees, expenses, judgments, executions, demands and liabilities of any kind or nature whatsoever (each a “Claim” and collectively, “Claims”) arising out of, relating to, against, or in any way connected with the Company, including, without limitation, any matters related to any debt or equity investment in, or loan to, the Company (including without limitation, as memorialized herein) by any Seller Released Parties and any matters related to any service to the Company by any Seller Released Parties as a manager, director, or in any other capacity, in each case with respect to any such Claim, whether known or unknown, suspected or unsuspected, asserted or unasserted, disclosed or undisclosed, concealed or hidden, absolute or contingent, direct or indirect, derivative or otherwise, or nominally or beneficially possessed or claimed by any Purchaser Releasing Party, whether the same be in administrative proceedings, in arbitration or admiralty, at law, in equity or mixed, and whether based on contract, tort, statutory or other legal or equitable theory of recovery, which the Purchaser Releasing Parties ever had, now have or hereafter can, shall or may have against any or all of the Seller Released Parties, in respect of any and all agreements, liabilities or obligations entered into or incurred on or prior to the date hereof, or in respect of any actions taken or event occurring or circumstances existing on or prior to the date hereof, whether or not relating to Claims pending on, or asserted after, the date hereof (collectively, the “Seller Released Claims”); provided, however, that notwithstanding the foregoing, the Seller Released Claims shall not include (i) the express obligations of the Seller Released Parties under the documents entered into on the date hereof or (ii) any liability of a Seller Released Party if and to the extent arising from the actual fraud of such Seller Released Party. Further, the Purchaser Releasing Parties shall indemnify the Seller Released Parties against, and shall protect, defend and hold harmless the Seller Released Parties from and against all liabilities arising out of or relating to the operation of the Company following the Closing Date.

(b)Release by the Company Releasing Party of the Seller Released Parties.  Effective upon the Closing Date, the Company, and its respective affiliates, successors and assigns

(collectively, the "Company Releasing Parties"), hereby fully, finally, absolutely, unconditionally and irrevocably exculpate, exonerate, release and forever discharge the Seller Released Parties from any and all Seller Released Claims; provided, however, that notwithstanding the foregoing, the Seller Released Claims shall not include (i) the express obligations of the Seller Released Parties under the documents entered into on the date hereof or (ii) any liability of any Seller Released Party if and to the extent arising from the actual fraud of such Seller Released Party.

(c)Release by the Seller Releasing Parties of the Company Released Parties.  Effective upon the Closing Date, the Seller, its affiliates, successors and assigns (collectively, the “Seller Releasing Parties,” and together with the Company Releasing Parties, the “Releasing Parties”) hereby fully, finally, absolutely, unconditionally and irrevocably exculpate, exonerate, release and forever discharge the Company, and its respective affiliates, successors, assigns and Representatives and any Representative of any such Representative (collectively, the “Company Released Parties”) from any and all Claims arising out of, relating to, against, or in any way connected with the Company, including, without limitation, any matters related to any debt or equity investment in, or loan to, the Company by any person and any matters related to any service to the Company by any person as a manager, director, or in any other capacity, in each case with respect to any such Claim, whether known or unknown, suspected or unsuspected, asserted or unasserted, absolute or contingent, direct or indirect, derivative or otherwise, or nominally or beneficially possessed or claimed by any Seller Releasing Party, whether the same be in administrative proceedings, in arbitration or admiralty, at law, in equity or mixed, and whether based on contract, tort, statutory or other legal or equitable theory of recovery, which any Seller Releasing Party ever had, now has or hereafter can, shall or may have against any or all of the Company Released Parties, in respect of any and all agreements, liabilities or obligations entered into or incurred on or prior to the date hereof, or in respect of any actions taken or event occurring or circumstances existing on or prior to the date hereof, whether or not relating to Claims pending on, or asserted after, the date hereof (collectively, the “Company Released Claims” and together with the Seller Released Claims, the “Released Claims”); provided, however, that notwithstanding the foregoing, the Company Released Claims shall not include (i) the express obligations of the Company Released Parties under the documents entered into on the date hereof or (ii) any liability of any Company Released Party if and to the extent arising from the actual fraud of such Company Released Party.

(d)Effective upon the Closing Date, each of the Releasing Parties hereby expressly waives any rights a Releasing Party may have under applicable law to preserve Released Claims which the Releasing Party does not know or suspect to exist in the Releasing Party’s favor at the time of executing this Agreement.  The Releasing Party understands and acknowledges that the Releasing Party may discover facts different from, or in addition to, those which the Releasing Party knows or believes to be true with respect to the Released Claims, and agrees that the release provided herein shall be and remain effective in all respects notwithstanding any subsequent discovery of different or additional facts.  If the Releasing Party discovers that any fact relied upon in entering into this Agreement was untrue, or that any fact was concealed, or that an understanding of the facts or law was incorrect, the Releasing Party shall not be entitled to any relief as a result thereof, and the Releasing Party surrenders any rights the Releasing Party might have to rescind this Agreement on any ground.  This Agreement is intended to be final and binding regardless of any claim of misrepresentation, promise made with intention of performing, concealment of fact, mistake of law, or any other circumstances whatsoever.

(e)Effective upon the Closing Date, the Releasing Parties shall not, and shall cause each of their respective Representatives not to, (a) commence, prosecute, continue or issue any litigation, claim, action or demand, (b) join in any litigation, claim, action or demand or (c) suggest, encourage, induce, incite or assist any other person to commence, prosecute, continue or issue any litigation, claim, action or demand, in each case against any Released Party arising out of, based upon or relating to any Released Claim as set forth in this Section 4.2.  If any Releasing Party or any of its respective Representatives does any of the things mentioned in the immediately preceding sentence, then the Releasing Parties shall indemnify any involved Released Party in the amount of the value of any final judgment or settlement (monetary or other) entered against, paid or incurred by those Released Parties, shall promptly reimburse those Released Parties for their attorneys’ fees and disbursements as incurred and hereby waives and forfeits any right it may have to recover with respect to any such litigation, claim, action or demand.  Each Releasing Party represents and warrants that it has not sold, assigned, transferred, conveyed or hypothecated (each a “Transfer”) any claim or cause of action or right to payment that would be released hereunder but for such Transfer.

(f)Effective upon the Closing Date, the parties each understand and agree that the releases set forth herein are intended to be full and final releases covering all known and unknown and unanticipated injuries, debts, investment opportunities, Claims or damages that have arisen or may have arisen from any matters, acts, omissions or dealings referred to above.  Therefore, as to these matters released above, the Releasing Parties hereby expressly waive and relinquish any and all rights or benefits that they may now have, or in the future may have under the terms of Section 1542 of the California Civil Code and any similar law of any state or territory of the United States.  Said section provides as follows: A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release which if known by him or her must have materially affected his or her settlement with the debtor. The Releasing Parties acknowledge that they are aware that they may hereafter discover facts in addition to, or different from, those which they now know or believe to be true, but it is their intention here, fully and finally and forever, to settle and to release any and all matters, disputes and differences, known or unknown, suspected or unsuspected, that do now exist, may exist or heretofore have existed with respect to those matters described above.

Section 4.3Mutual Non-Disparagement.  As of the execution of this Agreement, each party hereto shall, and shall cause its Representatives to, refrain from directly or indirectly disparaging, impugning or taking any action reasonably likely to damage the reputation of the other party or its affiliates.  The foregoing shall not apply to any compelled testimony or production of information, either by legal process or subpoena or in connection with a response to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.

Section 4.4Liability Cap.  The liability of Seller for any breach of any representation or warranty set forth herein shall not exceed the Purchase Price. In no event shall Seller (or any of Seller’s affiliates) be liable to Purchaser (or any other person or entity) for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple of damages.

Section 4.5Default; Liquidated Damages.

(a)In the event the Sale Transaction is not consummated within the Outside Date, Seller may, as its sole and exclusive remedy for such default, terminate this Agreement by written notice to Purchaser, in which event Seller shall be entitled to immediately retain the Earnest Money Deposit; provided, however, that if the Sale Transaction is not consummated within the Outside Date because of the failure by the Seller to deliver the deliverables set forth in Section 1.4(a) herein, Purchaser may, as its sole and exclusive remedy for such default, terminate this Agreement by written notice to Seller, in which event the Earnest Money Deposit shall be immediately returned to Purchaser.

(b)SELLER AND PURCHASER ACKNOWLEDGE THAT SELLER IS VERY DESIROUS OF CLOSING THE SALE TRANSACTION CONTEMPLATED HEREBY WITHIN THE TIME FRAME ESTABLISHED BY THIS AGREEMENT, AND THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED BY SELLER IN THE EVENT THAT THE SALE TRANSACTION DOES NOT CLOSE WITHIN SUCH TIME FRAME DUE TO PURCHASER’S DEFAULT UNDER THIS AGREEMENT. SELLER AND PURCHASER FURTHER ACKNOWLEDGE THAT SELLER WILL BE ENTITLED TO COMPENSATION IF THE SALE TRANSACTION DOES NOT CLOSE DUE TO PURCHASER’S DEFAULT. THE PARTIES AGREE THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE, AS OF THE SIGNING OF THIS AGREEMENT, TO ASCERTAIN WITH ANY DEGREE OF CERTAINTY THE EXTENT OF DAMAGES TO SELLER IN THE EVENT OF PURCHASER’S DEFAULT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE IN THE EVENT THAT THE SALE TRANSACTION DOES NOT CLOSE DUE TO PURCHASER’S DEFAULT. ACCORDINGLY, THE PARTIES HEREBY AGREE THAT A REASONABLE ESTIMATE OF SUCH DAMAGES OR SUCH COMPENSATION, AS THE CASE MAY BE, IS THE AMOUNT OF THE EARNEST MONEY DEPOSIT.

Article V
MISCELLANEOUS

Section 5.1Notices.  All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by electronic transmission, provided that the electronic transmission is promptly confirmed by telephone or email confirmation thereof.  All notices and other communications will be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day.  Otherwise, any notice or communication will be deemed not to have been received until the next succeeding business day.  All such notices, demands and other communications shall be sent, in the case of each party, to such party at the address set forth below the name of such party on such party’s counterpart signature page to this Agreement, or to such other address or telecopy number as shall be specified by such party by notice given in accordance with this Section 5.1.

Section 5.2Severability.  The terms and provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other terms and provisions hereof.  If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 5.3Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

Section 5.4Selection of Forum; Waiver of Jury Trial.  The parties hereto agree that any litigation or other action, seeking to enforce any term or provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought solely in the United States federal courts or state courts located in the State of Delaware, as applicable, and each of the parties hereto hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such litigation or other action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such litigation or other action in any such court or that any such litigation or other action brought in any such court has been brought in an inconvenient forum.  Process in any such litigation or other action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.1 shall be deemed effective service of process on such party.  Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby.  Each party hereto (a) represents that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 5.4.

Section 5.5Amendment; Waiver.  This Agreement may be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Section 5.6Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any person or entity not a party to this Agreement.  No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Seller or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

Section 5.7Mutual Drafting.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 5.8Entire Agreement.  This Agreement (including all schedules hereto and the other documents and instruments referred to herein) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

Section 5.9Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first written above.

“SELLER”

ALJ Regional Holdings, Inc.

By: . /s/ Jess Ravich .
Name: Jess Ravich
Title: Chairman & CEO

Address for Notices:

244 Madison Avenue, PMB #358 New York, NY 10016 Attention: Jess Ravich Email: Jessravich@gmail.com with copies (which shall not constitute notice) to:

244 Madison Avenue, PMB #358 New York, NY 10016 Attention: Brian Hartman Email: brian.hartman@aljregionalholdings.com

And

Shearman & Sterling LLP
1460 El Camino Real, 2nd Floor Menlo Park, CA 94025 Attention: Christopher M. Forrester Email: chris.forrester@shearman.com

Signature Page to Purchase Agreement

Superior Interior Finishes, LLC

By: . /s/ Steve Chesin .
Name: Steve Chesin
Title: President & Owner

Address for Notices:

4580 W. Teco Avenue Las Vegas, NV 89118
Facsimile: 702-458-6294
Attn: Steve Chesin with a copy to: MacDonald & Associates 1731 Village Center Circle Las Vegas, NV 89134 Facsimile: (702) 869-0683 Attn: Scott MacDonald

“PURCHASER”

Signature Page to Purchase Agreement

SOLELY WITH RESPECT TO SECTION 4.2: Floors-N-More, LLC

By: . /s/ Steve Chesin .
Name: Steve Chesin
Title: CEO

Signature Page to Purchase Agreement